                               5,000,000 Units

                           RODI POWER SYSTEMS, INC.
                           A Washington Corporation

                                 Common Stock

                            UNDERWRITING AGREEMENT


                                                             Kent, Washington
                                                            September 8, 1997

Intrepid Securities, Inc.
21515 Hawthorne Boulevard
Suite 990
Torrance, California 90503

Gentlemen:

    RODI Power Systems, Inc., a Washington Corporation (the "Company") proposes to offer and sell a minimum of 800,000 units (the "Units") consisting of one (1) share of the Company's $0.01 par value common stock (the "Units") and one (1) warrant (the "Stockholder Warrants") to purchase an additional share of the Company's Common Stock at $5.00 per share for five
(5) years, and up to a maximum of 5,000,000 units at $4.25 per Unit. The offering of the Units is further described in the Registration Statement filed on Form SB-2 with the United States Securities and Exchange Commission ("Commission"). In connection with the Offering, the company has requested that you (herein sometimes referred to as the "Underwriter") use your best efforts to form and manage a group of securities dealers for the purpose of soliciting offers for the purchase of Units to be offered by the Company and in this regard, you have agreed to act in such capacity on the terms and conditions set forth in this Underwriting Agreement (the "Agreement").

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to enable the Underwriter to enter into this Agreement, and to further the offering of the Units, the Company hereby represents and warrants as follows:

    (a) The Company has filed a Registration Statement (No.333-30361) on form SB-2 relating to the Units with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Registration Statement was declared effective on _________________, 1997.
The Company has furnished to the Underwriter and its legal counsel two signed copies of the Registration Statement together with all amendments and exhibits. As used in this Agreement, the term "Registration Statement" means the

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Registration Statement, including the Prospectus, the exhibits and the financial statements, and all amendments thereto, including any amendments after the effective date of the Registration Statement. The term
"Prospectus" means the prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

    (b) The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission conform and will conform with all of the requirements of the Act in all material respects. Neither the Registration Statement, the Prospectus nor the other material filed or to be filed with the Commission contains nor will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to you, or any dealer through you, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

    (c) The Company has obtained a CUSIP number for its common stock ("Common Stock") and the Shareholder Warrants and the Company has used its best efforts to qualify the Units for offering in every state reasonably designated by the Underwriter. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

    (d) The Company has been legally incorporated and is now and always during the period of the offering will be, a validly existing corporation under the laws of the State of Washington, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company will always during the period of the offering be qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

    (e) The outstanding capital stock of the Company has been duly and validly authorized, issued and is fully paid and nonassessable and conforms to all statements made in the Registration Statement and Prospectus with respect thereto. The Units, Stockholder Warrants and Underwriter Warrants (as defined in Section 6 hereof) and Warrant Units (as defined in Section 6 hereof) have been duly and validly authorized and, when issued and delivered against payment, will be validly issued, fully paid and nonassessable. The Units, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Underwriter Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Warrants. The Shares, Warrants and Warrant Shares will conform to all statements in the Registration Statement and Prospectus. Upon delivery of

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the payment for the Warrants to be sold by the Company as set forth in this
Agreement, the Underwriter and its designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through or under the Underwriter and except restrictions on transfer arising under federal and state securities laws and their rules and regulations. The Company will have on the Effective Date (as defined in Section 1(h) hereof) of the Registration Statement and at the time of delivery of such Warrants full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Warrants.

    (f) The Company has an authorized capitalization of 30,000,000 shares of Common Stock, $0.01 par value. If the maximum number of Units offered are sold, the Shares will represent at least 28% of the Company's shares of Common Stock outstanding after the public offering. Common Stock underlying outstanding options and warrants, except options issued pursuant to the Company's Incentive Stock Option Plan and Nonqualified Stock Option Plan described in Section 1(g) and except the Stockholder and Underwriter Warrants, will be deemed to be outstanding for purposes of determining the number of Shares of Common Stock outstanding after the public offering.
There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, held in its treasury.
There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, except as described in the Registration Statement. With respect to the sell, sale, offer to purchase or purchase of any of its securities, the Company has not made any intentional or reckless violations of the antifraud provisions of the federal securities laws, rules or regulations promulgated thereunder or the laws, rules or regulations of any jurisdiction wherein such securities transactions or solicitation occurred.

    (g) The Board of Directors of the Company and the shareholders of the Company have adopted an Incentive Stock Option Plan designed to qualify under
Section 422A of the Internal Revenue Code (the "Code"). The Incentive Stock Option relates to, in the aggregate, 6,000,000 shares of the Company's Common Stock of which 280,750 options have been exercised to date under the Incentive Stock Option.

    (h) During the period of the offering of the Units and for one year from the date the Commission declares the Registration Statement to be effective ("Effective Date"), the Company will not sell any securities (except options issued pursuant to the Company's Incentive Stock Option Plan and except the Warrants) without the Underwriter's prior written consent, which will not be unreasonably withheld.

    (i) The Company has caused each of its officers and directors to enter into an agreement with the Underwriter pursuant to the terms of which each such person has agreed not to sell any shares owned directly or indirectly by such person for a period of one year from the effective date of the Registration Statement subject to the separate "Lockup Agreement" attached as Exhibit A without the Underwriter's prior written consent, which will not be unreasonably withheld.

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    (j)  The audited financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus present fairly the financial condition of the Company and are reported upon by independent public accountants according to generally accepted accounting principles and as required by the rules and regulations of the Commission.

    (k) Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any contingent liabilities, obligations, or claims nor has it received threats of claims or regulatory action. Further, except as disclosed in the Registration Statement and Prospectus, subsequent to the date information is given in the Registration Statement and definitive Prospectus, and prior to the close of the offering:
(i) there shall not be any material adverse change in the management or condition, financial or otherwise of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business;
(iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement and the Prospectus; (iv) there shall not have been nor will there be any change in the capital or long term debt (except current payments) of the Company and (v) the Company has not and will not have paid or declared any dividends or other distributions on its shares of Common Stock.

    (l) The Company's securities, however characterized, are not subject to preemptive rights.

    (m) The Company will have the legal right and authority to enter into this Underwriting Agreement upon its execution, to effect the proposed sale of the Units, to execute the Warrants and to effect all other transactions contemplated by this Agreement.

    (n) The Company is eligible to use Form SB-2 for the offering of the Units.

    (o) The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described in the Registration Statement.

    (p) The Company will not file any amendment or supplement to the Registration Statement, Prospectus, or exhibits if the Underwriter and its counsel have not been previously furnished a copy, or if the Underwriter or its counsel have objected in writing to the filing of the amendment or supplement.

    (q) The Company possesses adequate certificates or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possessions of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

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    (r)  The Company has filed all tax returns required to be filed and is not in default in the payment of any taxes which have become due pursuant to any law or any assessment.

    (s) The Company has marketable title to all properties including intellectual properties described in the Registration Statement as owned by it. The properties are free and clear of all liens, charges, encumbrances, or restrictions, however characterized, except as described in the Registration Statement. All of the contracts, leases, subleases, patents, copyrights, licenses and agreements, however characterized, under which the Company holds its properties as described in the Registration Statement are in full force and effect. The Company is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or agreements under which the Company holds its properties. There are no known claims against the Company concerning the Company's rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its right to continued possession of its properties.

    (t) All original documents and other information relating to the Company's affairs has and will continue to be made available upon request to the Underwriter and to its counsel at the Underwriter's office or at the office of the Underwriter's counsel and copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available have been at least the Articles of Incorporation and any amendments, minutes of all of the meetings of Incorporators, Directors and Shareholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses or agreements to which the Company is a party or in which the Company has an interest.

    (u) The Company has appointed U.S. Stock Transfer Corp. located at 1745 Gardena Avenue, Glendale, California 91204 as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to the Underwriter for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock and warrant certificates as may be needed for the quick and efficient transfer of the securities.

    (v) The Company will use the proceeds from the sale of the Units as set forth in the Registration Statement and Prospectus.

    (w) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

    (x) The Company is not in material default under any of the contracts, leases, licenses or agreements to which it is a party. The proposed offering of the Units will not cause the Company to become in material default under any of its contracts, leases, subleases, patents, copyrights, licenses or agreements nor will it create a conflict between

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the Company and any of the contracting parties to the contracts, leases and other agreements. Further, the Company is not in material default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or Bylaws of the Company, as amended, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the NASD (as defined in Section 2(a) hereof).

     Each contract to which the Company is a party has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and no contracts have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus by the Company. The Company knows of no present situation, condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of contracts in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any contract, and has no knowledge that any other party to any contract, in which the Company has an interest, has any intention not to render full performance under such contract.

    (y) The Company has not made any representation, whether oral or in writing, to anyone, whether an existing shareholder or not, that any of the Units will be reserved for or directed to them during the proposed public offering.

    (z) Except as disclosed in the Registration Statement and Prospectus, there is and prior to the close of the offering of the Units to the public there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.
All of the above representations and warranties shall survive the performance or termination of this Agreement.

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SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER.  The
Underwriter hereby represents and warrants to the Company and agrees as follows:

    (a) The Underwriter is a Corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite power and authority to enter into this Agreement and to carry out its obligation hereunder.

    (b) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Underwriter and constitutes a valid, binding and enforceable agreement of the Underwriter except as limited by bankruptcy, insolvency, liquidation, readjustment or debt or other laws relating to or affecting the enforcement of creditors' rights, and by general principles of equity which, among other things may limit the availability of specific performance, injunction relief, and other equitable remedies.

    (c) Neither the execution and delivery of this Agreement nor the performance and consummation of the transactions contemplated in this Agreement will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Underwriter or any indenture, agreement or other instrument to which the Underwriter is a party or violate any order directed to the Underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

    (d) The Underwriter is duly registered as a broker-dealer with the Commission pursuant to the Exchange Act and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). The Underwriter will use its best efforts to maintain such registrations, qualifications and memberships through the term of the offering. The Underwriter and all of its employees and representatives have all required licenses and registrations necessary to act under this Agreement.

    (e) Neither the Underwriter, its directors or officers (or any other person serving in a similar capacity):

    (1) Has been convicted within ten years prior hereto of any crime or offense involving the purchase or sale of any security; involving the making of a false statement with the Commission; or has been convicted or charged with a crime or offense arising out of the Underwriter engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

    (2) Is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security; involving the making of a false statement with the Commission; or has been convicted or charged with a crime or offense arising out of such person engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

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    (3)  Is subject to an order of the Commission entered pursuant to Section
         15(b), 15B(a), or 15B(c) of the Exchange Act; has been found by the Commission to be a cause of any such order which is still in effect; or is subject to an order of the Commission entered pursuant to
         Section 203(e) or (f) of the Investment Advisers Act of 1940.

    (4) Has been and is suspended or expelled from membership in a national or regional securities dealers association or a national securities exchange or a Canadian securities exchange for conduct inconsistent with just and equitable principles of trade.

    (5) Is subject to a United States Postal Service fraud order or is subject to any restraining order or preliminary injunction entered under
         Section 3007 of Title 39, United States Code, with respect to any conduct alleged to constitute postal fraud.

    (6) Has been an underwriter or named as an underwriter of any securities covered by any registration statement which is the subject of any proceeding or examination under Section 8 of the Securities Act, or is the subject of any refusal order or stop order entered thereunder within five (5) years prior to the date hereof.

    (f) To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a broker or dealer that would affect the Company's offering of the Units.

    (g) The Underwriter will offer the Units only in those states and in the quantities that are identified in the Blue Sky Memorandum from the Company's counsel to the Underwriter that the offering of the Units has been qualified for sale under the applicable state statutes and regulations. The Underwriter however, may offer the Units in other states if (i) the transaction is exempt from the registration requirements in that state, (ii) the Company's counsel has received notice ten days prior to the proposed sale, and (iii) the Company's counsel does not object within said ten day period.

    (h) The Underwriter, in connection with the offer and sale of Units, and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws; the laws of states or other jurisdictions in which the Units are offered and sold; and the Rules and Regulations of the NASD.

    (i) The written information provided by the Underwriter for inclusion in the Registration Statement and Prospectus consists of certain information set forth under "Plan of Distribution" in the Prospectus.

    (j) The Underwriter will not make any offer or sale of Units unless the offer or sale is made in compliance with the Securities Act, the Rules of Fair Practice of the NASD,

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and the applicable securities or Blue Sky laws of jurisdictions in which offers or sales are made, and the rules and regulations thereunder. The Underwriter agrees that it will not offer or sell Units to any subscriber unless it has reasonable grounds to believe that the investment in Units is suitable for the subscriber.

    (k) The Underwriter in connection with the offer and sale of the Units and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws; the laws of the states or other jurisdictions in which Units are offered and sold; and the Rules and Regulations of the NASD.

    (l) The Underwriter will, reasonably promptly after the closing of the offering of the Units, supply the Company with all information required from the Underwriter for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commission of such states in which the Units have been qualified for sale.

All of the representations and warranties made by the Underwriter hereunder shall survive the performance or termination of this Agreement.


SECTION 3. EMPLOYMENT OF UNDERWRITER. In reliance upon the representations and warranties set forth herein, and subject to the terms and conditions of this Agreement:

    (a) The Company employs the Underwriter as its exclusive agent to sell for the Company's account the Units, on a cash basis only, at a price of $4.25 per Share. The Underwriter agrees to use its best efforts, as agent for the Company, to sell the Units subject to the terms and conditions set forth in this Agreement. It is understood between the parties that there is no firm commitment by the Underwriter to purchase any or all of the Units.

    (b) The obligation of the Underwriter to offer the Units is subject to receipt by it of written advice from the Commission that the Registration Statement is effective, is subject to the Units being qualified for the offering under applicable laws in the states as may be reasonably designated by the Underwriting, is subject to the absence of any prohibitory action by any governmental body, agency or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement covering the offering to which this Agreement relates.

    (c) The Company and the Underwriter agree that unless a minimum of 800,000 Units to be offered are sold within (90) days after the commencement of the Offering (which period may be extended for an additional period not to exceed (90) days by mutual agreement between the Company and the Underwriter), the agency between the Company and the Underwriter will terminate. If the agency between the Company and the Underwriter terminates, the full proceeds which have been paid for the Units, shall be

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returned to the purchasers thereof. Prior to the sale of the minimum number of Units to be offered, all proceeds received from the sale of the Units will be deposited into an Escrow Account entitled "RODI IPO Escrow" with First Trust National Association, Seattle, WA ("FTNA").

    (d) The Company, the Underwriter and FTNA, will, prior to the beginning of the offering of the Units, enter into a fund escrow agreement in form satisfactory to the parties. The parties mutually agree to faithfully perform their obligations under the fund escrow agreement. The Underwriter will promptly deliver the funds into the escrow account in accordance with Rule 15(c)2-4 of the Exchange Act, but in any event not to exceed five business days after receipt of such funds.

    (e) The Underwriter shall have the right to associate with other underwriters and dealers as it may determine and shall have the right to grant to such persons such concessions out of the commissions to be received by the Underwriter as the Underwriter may determine, under and pursuant to a Participating Dealer Agreement in the form filed as an exhibit to the Registration Statement.

    (f) Subject to the sale of the minimum number of Units to be offered by the Company, the Company agrees to pay to the Underwriter an underwriting commission computed at the rate of $0.30 (7% of the public offering price) for each of the Units sold by the Underwriter, or by any other underwriters or broker-dealers which are associated with the Underwriter pursuant to the terms of a Participating Dealer Agreement, at the public offering price of $4.25 per Share. This commission shall be payable in certified funds upon the release of the funds which have been deposited in the escrow account.


SECTION 4.   EXPENSES OF THE UNDERWRITER.

    (a) Subject to the sale of the minimum number of Units to be offered by the Company, the Company shall reimburse the Underwriter for its expenses on a nonaccountable basis in an amount computed based upon aggregate gross dollar amount of Units sold by the Underwriter, or by any other underwriters or broker-dealers which are associated with the Underwriter pursuant to the terms of a Participating Dealer Agreement in a total amount not to exceed $250,250. The unaccountable expense allowance will be computed at the rate of 3% on the aggregate gross proceeds until the maximum amount of $250,250 is earned. Subject to the provisions of this Section, the nonaccountable expense allowance shall be due on the release of the funds in the escrow account to the Company.

    (b) Except as stated elsewhere in this Agreement, the Underwriter agrees that out of its nonaccountable expense allowance, the Underwriter will pay all costs incurred or to be incurred by the Underwriter or by its personnel in connection with the offering of the Units, except those to be paid by the Company as described in Section 5 hereof.


SECTION 5. PAYMENT OF EXPENSES AND FEES. The Company agrees that it will pay the following fees and expenses:

    (a) All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents and papers for filing with the Commission, and with state or local securities authorities;

    (b) All fees and expenses of its accountants incurred in connection with the offering of the Units and preparation of all documents and filings made as part of the offering;

    (c)  All costs in issuing and delivering the Units;

    (d) All costs of printing and delivering to the Underwriter and dealers associated with the Underwriter pursuant to a Participating Dealer Agreement, as many copies of the Registration Statement and amendments thereto, Preliminary Prospectuses and definitive Prospectuses as reasonably requested by the Underwriter;

    (e) All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the offering of the Units;

    (f) All fees and costs which may be imposed by the Commission, the various state or local securities authorities and the NASD for review of the offering of the Units; and

    (g) All other expenses incurred by the Company in performance of its obligations under this Agreement.


SECTION 6.   WARRANTS.

    (a) Subject to the sale of the minimum number of Units to be offered by the Company, the Company agrees to sell to the Underwriter warrants to purchase common stock of the Company ("Underwriter Warrants") for a purchase price of $250 entitling the Underwriter to purchase an amount of Stock equal to two percent (2%) of the Units sold by the Underwriter, or by any other underwriters or broker-dealers which are associated with the Underwriter pursuant to the terms of a Participating Dealer Agreement.

    (b)  The Underwriter Warrants may not be exercised for a period of twelve
(12) months following the Effective Date. However, if the Company plans to merge, reorganize or take any other action that would terminate the Underwriter Warrants, the Underwriter Warrants will be exercisable immediately prior to such action. The Company will provide the Underwriter with notice of any tender offer being made for the Company's Units as soon as practicable after the Company becomes aware of such tender offer. The Underwriter Warrants will be exercisable for a period of four years, such period to begin twelve (12) months after the Effective Date. If the Warrants are not exercised during their term, they will by their terms automatically expire. The purchase price of the Units underlying the Underwriter Warrants will be $5.00 per share during the period that they are exercisable. The Company will set aside and at all times have available a sufficient number of Units of its Common Stock to be issued upon the exercise of Underwriter Warrants. The Shares underlying the Warrants are hereinafter called "Warrant Shares" which term shall include all shares of Common Stock that have been issued upon the exercise of Warrants and all unissued shares of Common Stock underlying Warrants. The warrants may not be sold, transferred, assigned, or hypothecated for a period of twelve (12) months after the Effective Date except (i) to officers of the Underwriter, (ii) to dealers associated with the Underwriter pursuant to a Participating Dealer Agreement, and (iii) to successors to the Underwriter's business.

    (c) The Underwriter Warrants will be evidenced by certificates issued by the Company and delivered to the Underwriter, which shall contain such terms and conditions as are required by the Underwriter, including anti-dilution provisions reasonably acceptable to the Underwriter relating to stock splits, stock dividends and other like matters. Any transfer of the Underwriter Warrants by the Underwriter to any person must be made in compliance with the Securities Act. The Warrants may be exercised totally or partially from time to time during the exercise period.

    (d) The Underwriter agrees that the Underwriter Warrants and any certificates representing them will bear the following legend:

    "The securities represented by this Certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

    (e) Upon written request of the holder(s) of at least 51% of the Underwriter Warrant Shares, whether issued or not, made at a time within the period beginning one year and ending five (5) years after the Effective Date, the Company will file, no more than once, a registration statement or Regulation A Offering Statement under the Securities Act, registering or qualifying the Underwriter Warrants and Warrant Shares. The Company will use its best efforts to qualify or register the Underwriter Warrants and Warrant Shares for sale in at least the same states as the Units were registered or qualified. The Company must file a registration statement if all Underwriter Warrants and Warrant Shares cannot be sold under a Regulation A Offering Statement because of the limited exemption. If Warrants are registered or qualified, the Company agrees to take whatever actions are necessary so that during the next twelve months after the effective date of such registration or qualification, a current registration statement or Regulation A Offering Statement relating to the Warrant Shares will be effective with the Commission. The Company agrees to use its best efforts to cause the registration statement or Regulation A Offering Statement to become effective. All expenses of such registration or qualification including, but not limited to, legal, accounting, and printing fees, will be borne by the Company.

    (f) The Company agrees that, if at any time within the period beginning one year and ending five years after the Effective Date, it should file a registration statement with the Commission pursuant to the Securities Act or file a Regulation A Offering Statement under the Securities Act, regardless of whether some of the holder(s) of the Underwriter Warrants and Warrant Shares have availed itself (themselves) of the right provided in Section 6(e) above, the Company, at its own expense, will offer the holder(s) the opportunity to register or qualify the Underwriter Warrants and Warrant Shares, limited in the case of a Regulation A offering to the amount of the available exemption. The Company's obligations pursuant to this Section 6
(f) shall only be in effect if the holders of at least 20% of the Warrant Shares accept the Company's offer. This Section is not applicable to a registration statement filed by the Company with the Commission on Form S-4 or Form S-8, or any other inappropriate form.
    In addition, the Company will cooperate, within the period beginning one year and ending five years after the Effective Date, with the then holder(s) of at least 20% of the Warrant Shares in preparing and signing any registration statement or Regulation A Offering Statements discussed above, required in order to sell or transfer the Underwriter Warrants or Warrant Shares and will supply all information required, but such additional registration statement or Offering Statement shall be at the then holder(s)' cost and expense.

    (g) The Company will not be required to pay any underwriting commissions, discounts or similar expenses relating to the Warrants and/or Warrant Shares that are registered or qualified pursuant to Section 6(e) or 6(f) of this Agreement.


SECTION 7. THREAT OF REGULATORY ACTION. The Company and the Underwriter agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Units or the issuance of any "suspension orders" or other prohibitions preventing or impairing the proposed offering of the Units. In the case of the happening of any such event neither the Company nor the Underwriter will acquiesce in such steps, procedures or suspension orders if such acquiescence would adversely affect the other party, until each party has been duly notified.


SECTION 8.   RIGHT OF FIRST REFUSAL.

    (a) For a period of three (3) years from the Effective Date, the Company and its officers and directors agree to consult with the Underwriter in respect of any prospective or actual public or private offering of securities of the Company for cash other than to employees prior to consulting any other prospective underwriter.
    For the purposes of this Section 8, the term, "securities of the company" shall be deemed to include any debt or equity securities of the Company other than debt securities sold by the Company only to commercial banks, insurance companies, recognized finance companies or pension trusts. Also specifically excluded are public offerings and/or private offerings of the Company's Units in exchange for properties, assets or stock of other individuals or corporations. The Company shall not be required to consult with the Underwriter concerning any borrowings from banks and institutional lenders or concerning financing under any equipment leasing or similar arrangements.

    (b) If the Company shall publicly offer additional equity or long-term debt securities (hereinafter referred to as the "Covered Offering"), then, subject to compliance by the Underwriter with the terms of this Agreement, the Company and the Underwriter agree that for a period of three (3) years from the Effective Date the Underwriter shall have a preferential right to participate as a co-manager of the proposed Covered Offering. The Company will consult with the Underwriter with regard to the Covered Offering prior to consulting any other prospective underwriter. The Company shall notify the Underwriter in writing of the proposed Covered Offering (including the price to the Underwriter or other method of determining the underwriting discount or fee) and conditions of the proposed offering. The Underwriter shall then have 30 days from the date of receipt of such written notice to decide whether it wishes to participate as co-manager in the proposed Covered Offering. If the Underwriter determines that it does not wish to participate in the proposed Covered Offering, then it shall so notify the appropriate party of such decision in writing within such 30-day period. Failure to give notice within said 30-day period shall be deemed an election not to participate. The Company may, within a period of 30 days from the date of receipt of such notice or from the expiration of the 30-day period without receipt of any notice, then enter into a letter of intent for the sale of any securities covered by this Section 8 through any other person, firm or corporation on the same general terms and conditions as those which were tendered to the Underwriter.


SECTION 9. FURTHER AGREEMENTS OF THE COMPANY. The Company further agrees with the Underwriter as follows:

    (a) The Company will advise the Underwriter as soon as the Company is advised of any comments by the Commission, of any request made by the Commission for an amendment to the Registration Statement or Prospectus or for supplemental information, and of any order of the institution of any adverse proceedings with respect to the offering of the Units. The Company will immediately deliver to the Underwriter copies of any papers involved.

    (b) The Underwriter will use its best efforts to qualify the sale of the Units in such states as shall be reasonably designated by the Company. The officers, directors, promoters and shareholders of the Company will comply with applicable state escrow requirements, including those pertaining to the escrow of Units provided that the period of escrow shall not exceed two years from the Effective Date and provided that the period of escrow shall only be based upon the passage of time.

    (c) The Underwriter will provide the Company and its counsel with copies of all applications for the registration of Units filed with the various state authorities and will provide the Company and its counsel with copies of all comments and orders received from these authorities.

    (d) The Company will deliver to the Underwriter and to other broker-dealers as directed by the Underwriter as many copies of preliminary Prospectuses as the Underwriter may reasonably request during the period following the filing of Amendment No. 1 to the Registration Statement (unless the Registration Statement is not reviewed by the Commission, in which event such copies shall be made available by the Company as reasonably requested by the Underwriter) and the Effective Date. The Company will deliver to the Underwriter and to other broker-dealers as requested by the Underwriter as many copies of the definitive Prospectus as the Underwriter may reasonably request during the period of the offering and for 90 days after the Effective Date.

    (e) The Company will furnish the Underwriter for so long as the Company's common stock is registered under the Exchange Act and for as long as the Underwriter is involved in such common stock with:

    (i) Within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, such report to include such information in such form as the Company shall be required to include in reports for that fiscal year to be filed with the Commission and such report to be certified by independent public accountants;

    (ii) Within 45 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies in printable form of the financial statements of the Company and its subsidiaries, if any, on a consolidated basis, for that period and as of the end of that period, which financial statements shall include a narrative discussion of such financial statements and of the business conducted by the Company and its subsidiaries, if any, during such fiscal quarter and such information in such form as the Company shall be required to include in reports for that period to be filed with the Commission, all subject to year-end adjustment, signed by the principal financial or accounting officer of the Company;

    (iii) As soon as is available, a copy of each report of the Company mailed to shareholders or filed with the Commission;

    (iv)  Copies of all news, press or public information releases when made;

    (v) Upon request in writing from the Underwriter, such other information as may reasonably be requested concerning the properties, business and affairs of the Company and its subsidiaries, if any.

    (f) The Company agrees to notify the Underwriter immediately within the 90 day period after the Effective Date of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the Prospectus in order to make the statements made therein not misleading. Similarly, the Company agrees to as soon as possible thereafter prepare and furnish to the Underwriter as many copies as the Underwriter may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or that is necessary in order to make the statements made therein not misleading.

    (g) The Company will file with the Commission the required Reports on Form SR and will file with the appropriate state securities commissioners any sales and other reports required by the rules and regulations of such agencies and will supply copies to the Underwriter.

    (h) Within 30 days after successful termination of the offering of the Units, the Company will make a filing under Section 12(g) of the Exchange Act, on Form 8-A with respect to its common stock and will use its best efforts to cause it to become effective. The Company agrees to deliver a copy of the Form 8-A to the Underwriter and to its Counsel when filed.

    (i) Except with the Underwriter's approval, the Company agrees that the Company will not do the following until (a) the completion of the offering of the Units, or (b) the termination of this Agreement, or (c) 90 days after the Effective Date, whichever occurs later:

    (i) Undertake or authorize any change in its capital structure or authorize, issue or permit any public or private offering of additional securities;

    (ii) Authorize, create, issue or sell any funded obligations, notes or other evidences or indebtedness, except in the ordinary course of business and within 12 months of their creation;

    (iii) Consolidate or merge with or into any other corporation; or

    (iv) Create any mortgage or any lien upon any of its properties or assets except in the ordinary course of its business.

    (j) For so long as the Company's common stock is registered under the Exchange Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 promulgated under the Exchange Act, and shall be included in an annual report meeting the requirements of said Rule. Further, the Company agrees to make available to the Underwriter and the Company's shareholders in printable form within 60 days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its subsidiaries, if any, for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company and its subsidiaries, if any, during such quarter.

    (k) As soon as practical, but in any event not later than 15 months after the Effective Date, the Company will make generally available to its securities holders, according to Section 11(a) of the Act, an earnings statement of the Company in reasonable detail covering a period of at least 12 months beginning after the Effective Date and will advise the Underwriter in writing that such statement has been made available.

    (l) Within 30 days after the successful termination of the offering of the Units, the Company agrees to submit information about the Company to be included in various securities manuals, including Moody's, OVER-THE-COUNTER MANUAL and Standard and Poor's, STANDARD CORPORATION RECORDS to facilitate secondary trading in the Common Stock and Warrants.

    (m) The Company will qualify the Common Stock and Warrants for secondary trading in as many states as deemed appropriate by the Company and in such states as shall be reasonably designated by the Underwriter as soon as possible.


SECTION 10.   COMPANY'S INDEMNIFICATION.

    (a) The Company agrees to indemnify, defend and hold harmless the Underwriter (including its directors, officers, employees and affiliates) and its subsidiaries, successors, assigns and heirs from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses) incurred by the Underwriter in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to the Underwriter, which the Underwriter may incur under the federal or state securities laws and regulations thereunder, state statutes or at common law or otherwise, but only to the extent that such losses, claims, damages, liabilities and expenses shall arise out of or be based upon a violation or alleged violation of the federal or state securities laws or regulations promulgated thereunder, a state statute or the common law resulting from any untrue statement of alleged or untrue statement of a material fact contained in the Registration Statement or in any application or other papers filed with the various state securities authorities (hereinafter collectively called "Blue Sky Applications") or shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities or expenses arising out of or based upon any such violation based upon a statement or omission made in reliance upon written information furnished for use in the Registration Statement or in a Blue Sky Application by the Underwriter.

    (b) The foregoing indemnity of the Company in favor of the Underwriter shall not be deemed to protect the Underwriter against any liability to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Underwriter's duties, or by reason of the Underwriter's reckless disregard of the Underwriter's obligations and duties under the Act or this Agreement.

    (c) The Underwriter agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Underwriter to enforce any such claim or liability and the Company shall have the right to participate. The agreement of the Company under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Underwriter to the Company, by letter or telegram (addressed as provided in this Agreement), promptly after the receipt of written notice of such action against the Underwriter, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Underwriter. Failure to notify the Company as herein provided shall not relieve it from any liability which it may have to the Underwriter other than on account of the indemnity agreement contained in this Section 10.


SECTION 11.   UNDERWRITER'S INDEMNIFICATION.

    (a) The Underwriter likewise agrees to indemnify, defend and hold harmless the Company (including its directors, officers, employees and affiliates) and its subsidiaries, successors, assigns and heirs against any and all losses, claims, damages, expenses and liabilities to which the Company may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Company by the Underwriter for use in the preparation of the Registration Statement or in any Blue Sky Application.

    (b) The Company agrees to give the Underwriter an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Underwriter shall have the right to so participate. The Underwriter's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Underwriter by letter of telegram (addressed as provided for in this Agreement), promptly after the receipt by the Company of written notice of such action against the Company, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company. Failure to notify the Underwriter as herein provided shall not relieve the Underwriter from any liability which the Underwriter may have to the Company other than on account of the indemnity agreement contained in this Section 11.

    (c) The provisions of Sections 10 and 11 of this Agreement shall not in any way prejudice any right or rights which the Underwriter may have against the Company or the Company may have against the Underwriter under any statute, including the Securities Act, at common law or otherwise.

    (d) The indemnity agreements contained in Sections 10 and 11 of this Agreement shall survive the termination of this Agreement and shall inure to the benefit of the Company, the Underwriter, their respective successors and the persons specified in Section 17(d) below, and their respective heirs, personal representatives and successors and shall be valid irrespective of any investigation made by or on behalf of the Underwriter or the Company.


SECTION 12. CONTRIBUTION. If the indemnification provided for Sections 10 and 11 is unavailable to or insufficient to hold harmless an indemnified party under Sections 10 and 11 in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or action in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Units, but also (ii) the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (before deducting expenses other than the Underwriter) received by the Company bear to the total underwriting commissions and expense allowance received by the Underwriter in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or the Underwriter and their parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
 The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12.
 The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses to which such indemnified party would be entitled if Sections 10 and 11 were applied. Notwithstanding the provisions of this
Section 12, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price which the Units underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus the Underwriter's proportionate share of such legal or other expenses; and any punitive or exemplary damages if the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or statements made by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


SECTION 13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE UNDERWRITER. All obligations of the Underwriter under this Agreement are subject to the following conditions precedent:

    (a) Counsel for the Company shall have completed a review of the form and content of the Registration Statement and Prospectus, of the organization and present legal status of the Company and of the legality and validity of the authorization and issuance of the issued and outstanding stock of the Company and of the Units.

    (b) The Company shall have performed all of its obligations under this Agreement. All of the statements, representations and warranties contained in this Agreement shall be complete and true.

    (c) From the date of this Agreement until the completion of the offering, no material adverse changes shall have occurred in the business, properties and assets of the Company other than changes occurring in the ordinary course of business.

    (d) From the date of this Agreement until the completion of the offering, no claims or litigation shall have been instituted or threatened against the Company for substantial amounts or which would materially adversely affect the Company, its business or its property and no reasonable basis exists for such claims or threats. Further, no proceeding shall have been instituted or threatened against the Company before any regulatory body wherein an unfavorable ruling would have a material adverse effect on the Company.

    (e) From the date of this Agreement until the completion of the offering of the Units, no material adverse change shall have occurred in the operation, financial condition, management or credit of the Company or in any conditions affecting the prospects of its business.

    (f) From the date of this Agreement until the completion of the offering, the Company shall not have sustained any loss on account of fire, flood, accident or calamity of such character as materially adversely affects its business or property, regardless of whether or not the loss has been insured.

    (g) The Underwriter shall have received from the independent public accountants for the Company two letters addressed to the Underwriter, one dated the Effective Date and one dated the date of the release of the funds from the Escrow Account to the Company, to the effect that:

    (i) With respect to the Company they are independent public accountants within the meaning of the Securities Act and the published rules and regulations.

    (ii) In their opinion, the financial statements and supporting schedules and notes examined by them of the Company at all dates and for all periods referred to in their opinion included in the definitive Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations.

    (iii) Upon the basis of a reading of the related available interim financial statements and the financial data and accounting records of the Company, inquiries of the officers of the Company responsible for financial and accounting matters, a reading of the minute books of the Company and other specified procedures and inquiries satisfactory to the Underwriter, if any, nothing has come to their attention which causes them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five
          (5) days prior to the date of such letter (a) there has been any change in the capital Units or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown in its audited balance contemplated under "Capitalization" in the Registration Statement or definitive Prospectus (other than as set forth in or contemplated by the Registration Statement or definitive Prospectus); (b) there have been any material decreases in net current assets or net assets as compared with amounts shown in the last audited balance sheet included in the definitive Prospectus (other than in the ordinary course of business), except in all instances the changes disclosed in or contemplated by the Registration Statement and definitive Prospectus; and (c) on the basis of their examinations referred to in their opinion, report, and consent included in the Registration Statement and definitive Prospectus and the indicated procedures and discussions referred to above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that the financial statements and schedules set forth in the Registration Statement and definitive Prospectus do not present fairly the financial position and results of operations of the Company, for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown.

    (h) On the date of the release of the funds in the Escrow Account to the Company, the Underwriter shall have received from the Chief Executive Officer of the Company and the treasurer of the Company certificates dated as of such date, in form satisfactory to the Underwriter to the effect that:

    (i) The representations and warranties of the Company contained in Section 1 of this Agreement are complete and true.

    (ii) All of the conditions precedent in Sections 13(b) - 13(f) of this Agreement have been performed and the representations of these conditions precedent are true.

    (iii) No stop order or other proceedings have been instituted or threatened by the Commission or any state authority which would adversely affect the offering of the Units.

    (iv) This Agreement and the Underwriter Warrants have been duly authorized and executed and constitute valid agreements of the Company and with respect to the Underwriter Warrants are binding agreements and are enforceable according to their terms.

    (v) The respective signers have each carefully examined the Registration Statement and definitive Prospectus and any amendments and supplements, and to the best of their knowledge the Registration Statement and definitive Prospectus and any amendments and supplements contain all statements required to be stated therein. All statements contained therein are true and correct, neither the Registration Statement, definitive Prospectus or any amendment, supplement or sticker thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Since the Effective Date of the Registration Statement, there has occurred no event required to be stated therein or necessary to make the statements therein not misleading, and since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

    (i) On the Effective Date and on the closing date, the Company shall have received from the Underwriter's legal counsel a Blue Sky Memorandum setting forth the states in which the Units may be sold and the number of Units that may be sold in each such state.

    (j) On the date the funds in the Escrow Account are released to the Company, the Underwriter shall have received a written opinion from the Company's counsel stating that:

    (i) The Company has filed a Registration Statement on Form SB-2 relating to the Units with the Commission pursuant to the Securities Act, the Registration Statement has become effective under the Act and the Registration Statement, Prospectus and all other documents filed with the Commission comply as to form with all requirements of the Act in all material respects (except for the financial statements and other financial data included therein, as to which counsel need express no opinion).

    (ii) Counsel is unaware of any contracts or other documents required to be described in the Registration Statement or in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

    (iii) Counsel is unaware of any contracts or documents that have not been disclosed in the Prospectus that are material to the representations in the Prospectus and that would require disclosure in order to make statements made not misleading.

    (iv) To the best knowledge of counsel and after reasonable investigation, the Company is not in default of any of the contracts, leases or agreements to which it is a party and the proposed offering of Units will not cause the Company to become in default of any of its contracts, leases or agreements nor will it create a conflict between the Company and any of the contracting parties to the contracts, leases and other agreements.

    (v) To the best knowledge of counsel and after reasonable investigation, and except as described in the Registration Statement, the Company has marketable title to all properties described in the Registration Statement as owned by it; the properties are free and clear of all liens, charges, encumbrances or restrictions; all of the leases, subleases and other agreements under which the Company holds its properties are in full force and effect; the Company is not in default under any of the material terms or provisions of any of the leases, subleases or other agreements; and there are no claims against the Company concerning its rights under the leases, subleases and other agreements and concerning its right to continued possession of its properties.

    (vi) This Agreement and the Warrants issued to the Underwriter or its designates have been duly authorized and executed by the Company and constitute valid agreements of the Company except that no opinion need be expressed as to the validity of the indemnification provisions insofar as they are or may be held to be violative of public policy (under either state or federal law), the availability of specific performance or other equitable remedies, the effects of bankruptcy, insolvency, moratorium and all other similar laws and decisions affecting the rights of creditors generally and as to whether or not this Agreement may be an illusory contract.

    (vii) To the best knowledge of counsel and after reasonable investigation, no claim or litigation has been instituted or threatened against the Company.

   (viii) To the best knowledge of counsel and after reasonable investigation, no stop order or other proceedings have been instituted or threatened by the Commission or any state or local authority which would adversely affect the offering of the Units.

    (ix) To the best knowledge of counsel and after reasonable investigation, all documents and contracts relating to the Company's affairs have been furnished to the Underwriter's counsel.

    (x) To the best knowledge of counsel and after reasonable investigation, the Company possesses adequate licenses, certificates, authorizations or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business as described in the Registration Statement and to retain possession of its properties. Counsel is unaware of any notice of any proceeding relating to the revocation or modification of any of these certificates or permits having been received by the Company.

    (xi) To the best knowledge of counsel and after reasonable investigation, neither the Company nor its affiliates is currently offering any securities for sale except as described in the Registration Statement.

    (xii) No preemptive rights exist with respect to the Company's securities.

   (xiii) Counsel is aware of any subsidiaries of the Company.

    (xiv) Counsel has participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead counsel to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (xv) The Company has an authorized capitalization of 30,000,000 Shares of common stock, $0.01 par value. There are no outstanding options, warrants or other rights to purchase shares of the Company's common stock known to counsel other than as described in the Registration Statement.

   (xvi) The Company has been incorporated and is a validly existing corporation under the laws of the state of Washington and has full corporate power and authority under such laws to own its properties and to conduct its business as described in the Registration Statement. To the best of counsel's knowledge, information and belief, the Company is qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business activities requires such qualification except where failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company.

  (xvii) The Company's shares of Common Stock that are issued and outstanding are fully paid and nonassessable and the Shares and Warrant Shares when issued and paid for in accordance with their terms will be fully paid and nonassessable. The Units conform to the description thereof contained in the Registration Statement. The Company has authorized the issuance of the Shares, Warrants and Warrant Shares and has full power and authority to issue and sell the Shares, Warrants and Warrant Shares on the terms and conditions herein set forth. A sufficient number of common shares have been duly reserved for issuance upon exercise of the Warrants.

The foregoing opinion may be rendered in part by regular corporate counsel and, in part, by securities counsel to the Company.


SECTION 14.   TERMINATION.

    (a) This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, compiled with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

    (b) This Agreement may be terminated by the Underwriter by notice to the Company if the Underwriter believes in its sole judgment that any adverse changes have occurred in the management of the Company, that material adverse changes have occurred in the financial condition or obligations of the Company or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in the sole judgment of the Underwriter, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

    (c) This Agreement may be terminated by the Underwriter by notice to the Company at any time if, in the sole judgment of the Underwriter, payment for and delivery of the Units is rendered impracticable or inadvisable because
(i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange, or trading in securities generally on either such Exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or
(ii) a war or other national calamity shall have occurred, or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Units to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the sole judgment of the Underwriter to proceed with this Agreement or with the public offering or (iv) of any matter materially adversely affecting the Company.

    (d) In the event any action or proceeding shall be instituted or threatened against the Underwriter, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer that would prevent the Underwriter from acting as such, at any time prior to the effective date hereunder, or in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Underwriter's assets or if the Underwriter makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind except for the payment of expenses as provided in Section 4(a) and 5 herein.


SECTION 15. NOTICE AND AUTHORITY TO ACT. Except as otherwise expressly provided in this Agreement:

    (a) Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

                                       RODI Power Systems, Inc.
                                       P.O. Box 769
                                       Maple Valley, WA 98038
                                       Attention:     Mr. Byron Spain
                                                      Chief Executive Officer

with a copy to:                        Prindle, Decker & Amaro LLP
                                       310 Golden Shore, 4th Floor
                                       Long Beach, CA  90801-5511
                                       Attention:  R. Joseph Decker, Partner

    (b) Whenever notice is required by the provisions of this Agreement to be given to the Underwriter, such notice shall be given in writing addressed to the Underwriter at the address set out at the beginning of this Agreement.


SECTION 16. BINDING EFFECT. This agreement shall in;ure to the benefit of and be binding upon the respective parties hereto and their successors and assigns.


SECTION 17.   MISCELLANEOUS PROVISIONS.

    (a)  Time shall be of the essence of this Agreement.

    (b) This Agreement shall be construed according to the laws of the State of California.

    (c) The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

    (d) This Agreement is made solely for the benefit of the Company and its officers, directors and controlling persons within the meaning of Section 15 of the Securities Act, and their respective successors, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such, of the Units.

    (e) The Underwriter will provide upon closing a list of all the names and addresses of all participating dealers and shall provide the Company with such changes of the address or name of such participating dealers as occur and of which the Underwriter is notified. Further, the Underwriter shall use its best efforts to maintain the current name and address of all participating dealers during the terms of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.


Very truly yours,

RODI POWER SYSTEMS, INC.


By  /s/ Byron R. Spain
   ----------------------------
    Byron Spain
    Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:


INTREPID SECURITIES, INC.


By
   ----------------------------
    Stephen P. Kelly
    President.


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